UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April14, 2011

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1  Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

           On April 14, 2011, CryoLife, Inc. (“CryoLife”) entered into an Amended and Restated Agreement and Plan of Merger (the “Amended and Restated Merger Agreement”) with CL Falcon, Inc., a wholly-owned subsidiary of CryoLife (“Merger Sub”), and Cardiogenesis Corporation (“Cardiogenesis”).  The press release jointly issued by CryoLife and Cardiogenesis announcing the execution of the Amended and Restated Merger Agreement is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Pursuant to the terms of the Amended and Restated Merger Agreement, CryoLife, through Merger Sub, is modifying its previously commenced cash tender offer and will now offer (as amended by the Amended and Restated Merger Agreement, the “Offer”) to acquire forty-nine and nine-tenths percent (49.9%) of the issued and outstanding shares of Cardiogenesis’ common stock, no par value (the “Shares”), at a price of $0.457 per Share, net to the holder thereof in cash, without interest and subject to any applicable withholding taxes.  If more than 49.9 percent of the outstanding Shares are tendered, Merger Sub will purchase Shares from the tendering shareholders on a prorated basis, as described in tender offer documents filed with the Securities and Exchange Commission (“SEC”).  As a result of the Amended and Restated Merger Agreement, the top-up option has been removed from the terms of the Offer and will no longer be effective.  The Offer will remain open for at least 10 business days from the date of the Amended and Restated Merger Agreement.  Subsequent to the completion of the Offer, the Amended and Restated Merger Agreement provides that CryoLife will merge Merger Sub with and into Cardiogenesis (the "Merger").  As a result of the Merger, the separate corporate existence of Merger Sub will cease and Cardiogenesis will continue as the surviving corporation of the Merger and a wholly-owned subsidiary of CryoLife.

           Pursuant to the Amended and Restated Merger Agreement, Cardiogenesis has agreed to convene a meeting of its shareholders following consummation of the Offer for the purpose of considering and voting on the Merger. Cardiogenesis, acting through the Cardiogenesis Board of Directors (the “Cardiogenesis Board”), has further agreed that the Cardiogenesis Board will recommend that shareholders of Cardiogenesis vote to approve the principal terms of the Merger. At such meeting, all of Cardiogenesis’ shares then owned by CryoLife and Merger Sub and by any of CryoLife’s other subsidiaries, and all Cardiogenesis shares for which CryoLife has received proxies to vote, will be voted in favor of approval of the Amended and Restated Merger Agreement and the Merger.

           The Amended and Restated Merger Agreement includes a modified “Minimum Condition” clause that provides that CryoLife is only obligated to accept shares of Cardiogenesis common stock for exchange if there will have been validly tendered and not withdrawn prior to the expiration date of the Offer at least forty-nine and nine-tenths percent (49.9%) of the then-issued and outstanding Shares.  The consummation of the Offer also will be conditioned on the satisfaction of customary closing conditions, including, among others, that the other conditions set forth in Exhibit B to the Amended and Restated Merger Agreement have been satisfied or waived. The Offer is not subject to any financing condition.

Upon the acceptance of payment of shares of Cardiogenesis common stock pursuant to the Offer, if so requested by CryoLife, Cardiogenesis has agreed to take all action reasonably necessary to cause CryoLife's designees to be elected or appointed to the Cardiogenesis Board, including, at CryoLife's option, increasing the number of directors, so that CryoLife will have representation on the Cardiogenesis Board in proportion to its share ownership.  CryoLife will also be entitled to designate up to two individuals to attend all meetings of the Cardiogenesis Board and all committees thereof as observers.

During the period beginning on March 28, 2011 (the date of the entry into the original agreement and plan of merger by and among Cardiogenesis, CryoLife and Merger Sub (the “Original Merger Agreement”)) and continuing through April 17, 2011 (the “Go-Shop Period”), Cardiogenesis may initiate, solicit and encourage, whether publicly or otherwise, any alternative acquisition proposals from third parties, provide non-public information to and engage in discussions or negotiations with third parties with respect to alternative acquisition proposals. Starting on April 18, 2011 (the “No-Shop Period Start Date”), Cardiogenesis will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals, except that Cardiogenesis may continue to engage in the aforementioned activities with certain third parties that contacted Cardiogenesis and made an alternative acquisition proposal during the Go-Shop Period that the Cardiogenesis Board has determined constitutes or could reasonably be expected to lead to a Superior Proposal (as defined below) (each, an “Excluded Party”). Notwithstanding the limitations applicable after the No-Shop Period Start Date, Cardiogenesis may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to unsolicited alternative acquisition proposals that the Cardiogenesis Board has determined are or could reasonably be expected to lead to a superior proposal. A “Superior Proposal” is an acquisition proposal that the Cardiogenesis Board has determined is reasonably likely to be consummated and, if consummated, would result in a transaction more favorable to Cardiogenesis’ shareholders from a financial point of view than the Offer and the Merger.

The foregoing summary of the Amended and Restated Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Merger Agreement attached as Exhibit 2.1 to this Form 8-K, without schedules, which is incorporated herein by reference. The Amended and Restated Merger Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about CryoLife, Merger Sub or Cardiogenesis.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter provided by the parties thereto in connection with the signing of the Merger Agreement.  This disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between CryoLife, Merger Sub, and Cardiogenesis, rather than establishing matters of fact.  Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about CryoLife, Merger Sub, and Cardiogenesis.

Important Information about the Offer

The Offer for outstanding shares of Cardiogenesis Common Stock referred to herein commenced on April 5, 2011, pursuant to the terms of the Original Merger Agreement. This Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Cardiogenesis Common Stock has been made pursuant to an offer to purchase and related materials that CryoLife and Merger Sub filed with the Securities and Exchange Commission on April 5, 2011, as amended and supplemented from time to time. CryoLife and Merger Sub filed a tender offer statement on Schedule TO with the Securities and Exchange Commission on April 5, 2011, and thereafter Cardiogenesis filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer, each as amended and supplemented from time to time. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These materials have been sent free of charge to all shareholders of Cardiogenesis.  Prior to consummation of the Merger, Cardiogenesis will file a proxy statement with the SEC.  These documents are available at no charge on the SEC’s website at www.sec.gov, or with respect to the Offer documents only, from CryoLife at CryoLife, Inc., Attn: Corporate Secretary, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355, or with respect to the proxy statement only, from Cardiogenesis at Cardiogenesis Corporation Investor Relations at 11 Musick, Irvine, CA, 92618, telephone number (949) 420-1827 or IR@Cardiogenesis.com.

Additional Information about the Merger and Where to Find It

     In connection with the potential merger, Cardiogenesis Corporation has filed a preliminary proxy statement with the Securities and Exchange Commission. Additionally, Cardiogenesis Corporation will file other relevant materials with the Securities and Exchange Commission in connection with the proposed acquisition of Cardiogenesis Corporation by CryoLife, Inc. pursuant to the terms of an Amended and Restated Agreement and Plan of Merger by and among Cardiogenesis Corporation, CryoLife, Inc., a Florida corporation, and CL Falcon, Inc. a wholly-owned subsidiary of CryoLife, Inc. The materials filed by Cardiogenesis Corporation with the Securities and Exchange Commission may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. Investors and shareholders also may obtain free copies of the proxy statement from Cardiogenesis Corporation by contacting Cardiogenesis Corporation Investor Relations at 11 Musick, Irvine, CA, 92618, telephone number (949) 420-1827 or IR@Cardiogenesis.com. Investors and security holders of Cardiogenesis Corporation are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

     Cardiogenesis Corporation and its respective directors, executive officers and other members of their management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of Cardiogenesis Corporation shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Cardiogenesis’ executive officers and directors in the solicitation by reading Cardiogenesis Corporation’s proxy statement for its 2010 annual meeting of shareholders, the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the proxy statement and other relevant materials which may be filed with the Securities and Exchange Commission in connection with the merger when and if they become available. Information concerning the interests of Cardiogenesis Corporation’s participants in the solicitation, which may, in some cases, be different from those of Cardiogenesis Corporation’s shareholders generally, is set forth in the preliminary proxy statement relating to the merger. Additional information regarding Cardiogenesis Corporation’s directors and executive officers is also included in Cardiogenesis Corporation’s proxy statement for its 2010 annual meeting of shareholders.

Section 8  Other Events

Item 8.01  Other Events.

On April 15, 2011, CryoLife and Cardiogenesis issued a joint press release announcing their entry into the Amended and Restated Merger Agreement.  A copy of the press release is furnished with this report as Exhibit 99.1.

Section 9  Financial Statements and Exhibits.

Item 9.01(d)  Exhibits.

(a) Financial Statements.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit Number	Description
2.1	Amended and Restated Agreement and Plan of Merger dated April 14, 2011

99.1	Joint Press Release issued by Cardiogenesis and CryoLife on April 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: April 15, 2011	By: /s/ D. A. Lee
Name: D. Ashley Lee
Title: Executive Vice President, Chief
Operating Officer and Chief
Financial Officer